UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2005
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance And Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) As previously reported, Goodrich’s Board of Directors elected Scott E. Kuechle to the position of Senior Vice President and Chief Financial Officer, effective August 9, 2005. Mr. Kuechle, who previously served as Goodrich’s Vice President and Controller (the chief accounting officer), continued to serve as Controller until his successor was elected effective October 28, 2005. Mr. Kuechle continues to serve as Goodrich’s Senior Vice President and Chief Financial Officer.
     (c) The Goodrich Board of Directors has elected Scott A. Cottrill to the position of Vice President and Controller, effective October 28, 2005. In that position he will serve as the chief accounting officer of Goodrich.
     Mr. Cottrill, age 40, joined Goodrich in 1998 as Director – External Reporting. He later served as Director – Accounting and Financial Reporting from 1999 to 2002 and as Vice President, Internal Audit from 2002 to 2005 . Mr. Cottrill was elected as Vice President and Controller effective October 28, 2005. Prior to joining Goodrich, Mr. Cottrill served as a Senior Manager with PricewaterhouseCoopers LLP. Mr. Cottrill received a B.S. in accounting from The Pennsylvania State University and is a Certified Public Accountant.
     A summary of Mr. Cottrill’s current employment arrangements is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Section 9 – Financial Statements and Exhibits
(c)      Exhibits.
Exhibit 99.1      Employment Arrangements for Scott A. Cottrill.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: October 28, 2005	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner Assistant Secretary

Exhibit Index
Exhibit 99.1      Employment Arrangements for Scott A. Cottrill.